March 31, 2003

Mr. Robert MacLean

InternetStudios.com, Inc.

1351 4th Street, Suite 227

Santa Monica, California 90401

Re: Debt & Equity Financing - Private Placement

Dear Mr. MacLean:

This letter agreement (this "Agreement") will confirm the arrangements under which CapStone Investments ("CapStone") is authorized to act as placement agent ("Agent" or "Agency") for InternetStudios.com, Inc., a Nevada corporation ("ISTO") and Acquisition Corp., a California corporation ("AC"), wholly owned by ISTO, in connection with the proposed offering of up to approximately $10,000,000 of debt and equity securities of ISTO/AC (the "Securities") having the terms and conditions set forth herein.

The services provided by CapStone are separated into the following basic areas: due diligence and deal financing. A description of CapStone's functions and activities in each of these areas and the applicable compensation to CapStone are described as follows:

Due Diligence

CapStone will review the due diligence files prepared by ISTO/AC's counsel and other advisors for the transaction. CapStone will provide ISTO/AC with a due diligence checklist to assist in the preparation of the required due diligence files. CapStone will make comments where appropriate and may request additional documentation.

It is recognized and understood that there is no assurance that CapStone's due diligence review process will confirm that you should, in CapStone's judgment, proceed with the proposal. If CapStone advises not to proceed with the proposal based on its due diligence review, it will discuss those factors supporting its conclusion. Before a negative conclusion is arrived at, CapStone may, if appropriate under the circumstances, discuss its concerns with you to determine if the proposal can be modified or adjusted in order to allow CapStone to proceed with the engagement.

The fee charged by CapStone for the Due Diligence portion of the engagement is THIRTY FIVE THOUSAND DOLLARS ($35,000.00), due and payable at the outset of the engagement, should ISTO/AC elect to engage CapStone.

Deal Financing

ISTO/AC will prepare a Private Placement Memorandum or Offering Circular relating to the Shares pursuant to an exemption from the registration of the Securities Act of 1933 as amended (the "1933 Act") provided for in Sections 4(2) and 4(6), and Rule 506, "Regulation D" and pursuant to various Blue Sky registration, qualification, notification or other applicable requirements. The Securities, which will either be in the form of Common Stock (Equity) or debentures (debt), shall have the following terms and conditions, among others.

The offering of either Common Stock or debentures shall be a minimum dollar amount to be sold of $10,000,000.00 and the maximum amount shall be $15,000,000.00. It is CapStone's understanding that at least $5,000,000.00 of the money raised will be used to purchase the RKO Pictures film library.

Fees

As compensation for the services of CapStone hereunder, ISTO/AC shall pay to CapStone the following fees:

As noted above, a nonrefundable retainer in the amount of $35,000.00 payable upon execution of this Agreement.

A cash fee equal to five percent (5%) of all monies raised by CapStone and payable at final closing.

Warrants representing five percent (5%) of the shares or debentures placed by CapStone at a strike price to be determined.

In the event that ISTO/AC decides to sever its relationship with CapStone, then ISTO/AC shall pay CapStone a fee of $100,000 to be paid upon termination or some other mutually agreed upon date.

Final Closing shall be deemed to have occurred as of the date when all conditions set forth in this Agreement have been satisfied.

Retention

ISTO/AC hereby retains CapStone, and CapStone agrees to act, in accordance with the provisions of this paragraph, as representative and placement agent in connection with the private issuance or sale of the Securities during the term of this Agreement. In connection with this engagement, CapStone's services may include (i) assistance in preparation materials (which will include a Private Placement Memorandum or Institutional Group Selling Document) describing ISTO/AC, its business, operations, assets and prospects (the "Offering Materials") and (ii) identifying and contacting qualified potential purchasers of the Securities.

CapStone acknowledges and agrees that ISTO/AC shall retain the sole and exclusive right to accept or reject any proposed sale of Securities and ISTO/AC shall not incur any liability to CapStone for such rejection. ISTO/AC may terminate the offer and sale of the Securities at any time in its sole discretion.

ISTO/AC understands that CapStone will be acting as the exclusive Agent of ISTO/AC in the offering and sale of the Securities and acknowledges and agrees that in connection therewith CapStone will use its "best efforts" to place the Securities. The exclusive Agency granted CapStone hereunder shall extend to any other equity or debt financing, out of the ordinary course, which may be considered during the term hereof and ISTO/AC agrees to refer all proposals for any such financing to CapStone. ISTO/AC expressly acknowledges and agrees that CapStone's obligations hereunder are not on a firm commitment basis and that the execution of this Agreement does not constitute a commitment by CapStone to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof.

Additional Financing - Acquisition Of Domestic & Foreign Distribution Rights

If ISTO/AC seeks to reacquire the foreign and domestic distribution rights to the RKO library, CapStone shall have the first right of refusal for any additional financing relating to such acquisition.

Additional Financing - Private Placement or Strategic Alliance

It is contemplated that ISTO/AC may require the completion of additional Private Placement Offerings or Strategic Alliances ("PPO") for ISTO/AC beginning within approximately 120 days after the completion of this Private Placement. CapStone shall have the first right of refusal for the additional Private Placements or to offer these Private Placement(s) to an appropriate underwriter to act as exclusive agent to coordinate and arrange the syndicate to place said Private Placement Offering(s).

Additional Financing-Public Offering

It is contemplated that ISTO/AC may seek an Initial Public Offering ("IPO") of ISTO/AC at some point after the completion of the Private Placement or Strategic Alliance. CapStone shall have the first right of refusal to take the IPO to an appropriate underwriter of its choice which would act as exclusive agent to coordinate and arrange the syndicate to place said public offering on a best efforts basis of the securities to be issued by ISTO/AC.

It is contemplated that ISTO/AC and the said underwriter would enter into an underwriting agreement (the "Underwriting Agreement") in form and substance satisfactory to counsel for the lead underwriter and counsel for ISTO/AC. The Underwriting Agreement shall contain terms and conditions as are customary in such an agreement including a discussion of fees.

Additional Terms and Conditions

Term. CapStone will, on a "best efforts" basis through its registered personnel or through separate registered broker-dealers, arrange for the Private Placement Offering within 120 days following the completion and approval of the pricing of the Securities or the Private Placement Memorandum or the Institutional Group Selling Document ("Term").

Renewal. This Agreement and the Term shall be automatically renewed for successive 90 day periods but may be terminated by CapStone or ISTO/AC by written notice and under the following conditions: if by no fault of ISTO/AC, CapStone is unable to raise i) the minimum funds, from all sources, within 90 days after the beginning of the Term or ii) the maximum funds, from all sources, within 120 days after the beginning of the Term, both parties shall be released from any obligation to the other under this letter or otherwise once all commissions due CapStone on funds raised through the date of cancellation are paid.

However, if a Letter of Intent is received or funds placed into escrow during the Term or within eighteen months of the termination of this Agreement with or by a third party to whom ISTO/AC was introduced or contacted by anyone, then CapStone's fee will be due and payable as provided herein.

Escrow. It is agreed and understood that CapStone can require that an escrow agent or investment fund hold the investor proceeds and CapStone can require that the escrow agent or fund manager holding the investor proceeds available for distribution to the issuer directly distribute to CapStone and any other placement agents any cash portion of the selling commissions due on the funds raised.

Registration. In the event ISTO/AC undertakes a public offering, ISTO/AC hereby grants CapStone "piggyback" registration rights for the Common Stock or any Common Stock underlying any warrants issued as a fee to CapStone as described herein.

Information. During the course of the Term of this Agreement, ISTO/AC agrees to furnish CapStone with such information about ISTO/AC as CapStone reasonably requests, including information to be included in a private placement memorandum, offering circular or other disclosure document ("Company Information"). ISTO/AC represents and warrants to CapStone that all Company Information will be accurate and complete in all material respects and will not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such statements are made, not misleading, in each case at the time such information is furnished. ISTO/AC agrees to advise CapStone during the period of the engagement of all developments materially affecting ISTO/AC or the accuracy of the Company Information previously furnished to CapStone or prospective purchasers of the Securities. If in addition, any representations and warranties made by ISTO/AC to purchasers of the Securities pursuant to the transactions contemplated hereby shall be deemed to be incorporated into this Agreement and any opinions delivered by or on behalf of ISTO/AC to the purchasers of any such Securities shall expressly provide that CapStone may rely upon such opinions. ISTO/AC acknowledges and confirms that CapStone may rely upon such opinions. ISTO/AC acknowledges and confirms that CapStone (i) will be relying solely on such information and other information available from generally recognized public sources in performing the services contemplated hereunder, (ii) will not independently verify the accuracy or completeness of such information, (iii) does not assume responsibility for the accuracy or completeness thereof, and (iv) will make appropriate disclaimers consistent with the foregoing and their affiliates may share with each other, any information related to ISTO/AC or ISTO/AC's affiliates (including information relating to creditworthiness).

Blue Sky Laws. ISTO/AC will endeavor in good faith, in cooperation with CapStone and its counsel, to qualify, to the extent required by applicable law, the sale of the Securities for Offer and Sale under the applicable securities or "blue sky" laws of such jurisdictions as CapStone may designate, and ISTO/AC will use its best efforts to maintain such qualifications in effect for as long as may be required for the distribution of the Securities. In each jurisdiction where the Securities shall have been qualified as above provided, ISTO/AC will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction. ISTO/AC shall pay all fees, charges, expenses and disbursements relating to the Offering, including, without limitation, all fees, charges, expenses and disbursements in connection with (i) the preparation, printing, filing, distribution and mailing of the Confidential Offering Memorandum and any supplement and amendment thereto and all other documents relating to the Offering and the purchase, sale and delivery of the Securities, including the cost of all copies thereof; (ii) the issuance, sale, transfer and delivery of the Securities, including any transfer of other taxes payable thereon and the fees of any transfer agent or registrar; (iii) the registration or qualification of the Securities for Offer and Sale under the securities laws of such states and other jurisdictions as CapStone may designate (including, without limitation, all filing and registration fees and the reasonable "blue sky" fees and disbursements); and (iv) not to exceed $25,000 subject to the Companies pre-approval, in it's sole discretion, travel and lodging expenses and other out-of-pocket expenses incurred by CapStone in connection with this Offering. Upon CapStone's request, ISTO/AC shall provide funds to pay for all such fees, charges, expenses and disbursements in advance.

Indemnification. ISTO/AC agrees to indemnify CapStone and its affiliates and each person in control of CapStone and its affiliates and their respective officers, directors, employees, agents and representatives and their respective affiliates and control persons arising out of or based upon any untrue statement of any material fact contained in the Offering Materials or Confidential Information or the omission or alleged omission to state therein a material fact to be stated therein or necessary to make the statements therein in the light of the circumstances under which they are made, not misleading; provided, however, that ISTO/AC shall not be liable in any such case to the extent that any such loss, claim, damage, liability, or action arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made therein upon, and conformity with, information relating to any such indemnified party furnished to ISTO/AC by such indemnified party specifically for the use in the preparation thereof; provided, further, that no such indemnity shall be provided against negligent acts of, or willful conduct by, such parties otherwise entitled to indemnification herein.

CapStone agrees to indemnify ISTO/AC and its affiliates and each person in control of ISTO/AC and its affiliates and there respective officers, directors, employees, agents and representatives and their respective affiliates and control persons arising out of or based upon any information relating to such indemnifying party furnished to ISTO/AC in writing by such indemnifying party specifically for use in the preparation of the Offering Materials or Confidential Information, if such information constituted an untrue statement or alleged untrue statement of any material fact therein or the omission or alleged omission to state therein a material fact required to be therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that no such indemnity shall be provided against negligent acts of, or willful conduct by, such parties otherwise entitled to indemnification herein.

Provided further, the obligation to indemnify is limited to the amount of compensation received by CapStone under this engagement.

Expenses. ISTO/AC agrees to pre-pay for all pre-approved CapStone expenses related to travel, accommodations and entertainment required and incident to the performance of their duties hereunder.

Other Services. ISTO/AC acknowledges and agrees that CapStone and/or its affiliates may be requested by ISTO/AC to provide additional services with respect to ISTO/AC or other matters contemplated hereby. Any such services will be set out in and governed by a separate agreement(s) (containing terms relating, without limitation, to services, fees and indemnification) in form and substance satisfactory to ISTO/AC and CapStone (or any such affiliate). Nothing in this Agreement is intended to obligate or commit CapStone or any of its affiliates to provide any services or financing other than as set out herein.

No Shareholder Rights. ISTO/AC acknowledges and agrees that CapStone has been retained only by ISTO/AC and that ISTO/AC's engagement of CapStone is not deemed to be on behalf of and is not intended to confer rights upon any shareholder, owner or partner of ISTO/AC or any other person not a party hereto as against CapStone or any of their affiliates or the respective directors, officers, employees, agents and representatives of CapStone and its affiliates. Unless otherwise expressly agreed, no person or entity other than ISTO/AC is authorized to rely upon ISTO/AC's engagement of CapStone or any statements, advice, opinions, or conduct by CapStone.

Successors and Assigns. This engagement agreement is binding on all successors and assigns. However, it shall not be assigned without the prior written consent of the other party. This agreement shall be construed in accordance with and enforceable under the laws of the State of California.

Governing Law. This Agreement constitutes the entire agreement between us, and supersedes all other prior agreements and understandings, other written and oral, between the parties hereto with respect to the subject matter hereof and cannot be amended or otherwise modified except in writing executed by the parties hereof. Any dispute arising from the interpretation, validity or performance of this Agreement or any of its terms and provisions shall be submitted to arbitration in San Diego County, California before, JAMS/Endispute, Inc.

Miscellaneous. This Agreement may be executed in two or more counterparts, including electronically transmitted counterparts, all of which together shall be considered a single instrument. The term "affiliate" as used herein shall have the meaning ascribed to such term in the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.

We are delighted to accept this engagement and look forward to working with you on this assignment. Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this letter.

Very truly yours,

CapStone Investments Dated: March 26, 2003

By: /s/ Steven P. Capozza

Steven P. Capozza, President

AGREED AND ACCEPTED:

InternetStudios.com Dated: _______________________

By: /s/ Robert MacLean

Robert MacLean

Its_________________________________

Acquisition Corp. Dated: _______________________

By: /s/ Robert MacLean

Robert MacLean

Its ____________________________________